Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 of Enlivex Therapeutics Ltd. of our report dated March 28, 2019 with respect to the financial statements of Enlivex Therapeutics R&D Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Securities and Exchange Commission on April 30, 2019. We also consent to the reference to our firm under the wording “Experts” in such Registration Statement.

/s/ YAREL + PARTNERS

Yarel + Partners

Tel Aviv, Israel

June 7, 2019